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                                                                       EXHIBIT 5

                             Sealed Air Corporation
                                  Park 80 East
                         Saddle Brook, New Jersey 07663

                                  May 24, 2002

Sealed Air Corporation
Park 80 East
Saddle Brook, N.J. 07663

Dear Sirs:

    I am the General Counsel and Secretary of Sealed Air Corporation, a Delaware corporation (the "Corporation"), and as such have represented the Corporation in connection with a Registration Statement on Form S-8 (the "Registration Statement") of the Corporation providing for the registration under the Securities Act of 1933, as amended, of 100,000 shares (the "Shares") of the Corporation's Common Stock, par value $0.10 per share (the "Common Stock"). The Shares are authorized but unissued shares of Common Stock that are available for awards to be made under the Sealed Air Corporation 2002 Stock Plan for Non-Employee Directors (the "Plan"). I have been advised that the authorization of the Shares for issuance under the Plan was approved by the Board of Directors on February 7, 2002 and by the stockholders of the Corporation on May 17, 2002.

    As counsel for the Corporation, in addition to participating in the preparation of the Registration Statement, I have reviewed the resolutions adopted by the Board of Directors and stockholders of the Corporation that authorized the adoption of the Plan and the issuance of the Shares. I have also reviewed such corporate records, documents, instruments and certificates and have made such other inquiries as I have considered necessary in order to furnish a basis for rendering this opinion.

    Based on the foregoing, I am of opinion that:

         1. The Corporation is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. The Shares are and, when sold pursuant to the Registration Statement will be, legally issued, fully paid and nonassessable shares of Common Stock of the Corporation.

    I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and to the reference to me in Item 5 of the Registration Statement.

                                          Very truly yours,

                                          /s/ H. Katherine White
                                          H. Katherine White
                                          General Counsel and Secretary